SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2016

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

United Bankshares, Inc. (“United” or the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 18, 2016 in McLean, Virginia. At the Meeting, shareholders voted on and approved all proposals outlined in the Company’s proxy statement (the “Proxy Statement”) which were: (1) to elect ten (10) persons to serve as directors of the Company for a one-year term expiring at the 2017 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2016; (3) to approve, on an advisory basis, the compensation of United’s named executive officers; and (4) to approve the United 2016 Long-Term Incentive Plan. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 4, 2016. The voting results for the proposals appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Votes Uncast
Richard M. Adams	43,372,254	1,429,715	—	16,806,151	6,757
Robert G. Astorg	40,316,016	4,485,953	—	16,806,151	6,757
Peter A. Converse	43,797,362	1,004,607	—	16,806,151	6,757
Lawrence K. Doll	43,816,289	985,680	—	16,806,151	6,757
Theodore J. Georgelas	44,003,225	798,744	—	16,806,151	6,757
J. Paul McNamara	43,958,369	843,600	—	16,806,151	6,757
Mark R. Nesselroad	44,524,856	277,113	—	16,806,151	6,757
Mary K. Weddle	43,960,331	841,638	—	16,806,151	6,757
Gary G. White	44,539,443	262,526	—	16,806,151	6,757
P. Clinton Winter, Jr.	40,475,739	4,326,230	—	16,806,151	6,757

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016:

For	Against	Abstentions	Broker Non-Votes
60,220,803	1,249,813	144,261	—

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
43,259,405	882,095	667,226	16,806,151

Proposal 4. Approval of the United 2016 Long-Term Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
42,812,939	1,681,655	314,132	16,806,151

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.4	United Bankshares, Inc. 2016 Long-Term Incentive Plan – Incorporated by reference to Exhibit A of United’s 2016 Proxy Statement filed on April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 24, 2016	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice President and Chief Financial Officer